EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Quepasa Corporation and Subsidiaries

We hereby consent to the incorporation by reference in the registration statements of Quepasa Corporation on Form S-3, No. 333-40574, and Form S-8, No’s 333-118645, 333-88271 and 333-93637, of our report dated April 17, 2007 relating to the consolidated financial statements of Quepasa Corporation and subsidiaries as of December 31, 2006 and for the year then ended, which appears in this Form 10-KSB.

/s/ Perelson Weiner LLP

New York, New York

April 17, 2007